THIS IS A BALLOON NOTE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS TWO HUNDRED THOUSAND DOLLARS, $200,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY.

PROMISSORY NOTE

U.S. $200,000.00

          Boca Raton, Florida

Interest Rate: 7% per annum

March 21, 2011

Maturity: September 21, 2011 or Upon Event of Default, or upon prepayment by Maker, whichever occurs first

FOR VALUE RECEIVED, the undersigned maker, National Automation Services, Inc. ("NAS") ("the Maker"), hereby promises to pay to the order of Trafalgar Capital Specialized Investment Fund, Luxembourg, a Luxembourg SICA V Fund (also known as Trafalgar Capital Specialized Investment Fund, FIS, a foreign general partnership) ("Trafalgar Luxembourg") and its successors and assigns (collectively "the Holder"), the principal sum of Two Hundred Thousand Dollars ($200,000.00) in lawful money of the United States of America, together with interest at the rate of seven percent (7%) per annum, on September 21,2011 in one BALLOON PAYMENT of principal and accrued interest, or at any time an Event of Default (as defined below) occurs. All payments of principal shall be made payable to Schoeppl & Burke, P.A. Trust Account f/b/o Trafalgar Capital Specialized Investment Fund, Luxembourg (or in such other manner as Holder may designate in writing) and shall be delivered to Trafalgar Luxembourg c/o Carl F. Schoeppl, Esq., Schoeppl & Burke, PA, 4651 North Federal Highway, Boca Raton, Florida 33431. This Note may be prepaid, in whole or in part, at any time and without penalty or premium.

A default shall occur upon the occurrence of anyone of the following events which are defined as an "Event of Default" for purposes of this Note: (a) the Maker's filing for bankruptcy protection within ninety days from the date hereof; or (b) the failure of the Maker to pay any payment due under this Note when the same is due and payable. The principal amount of this Note, plus interest, shall, at the option of the Holder, be accelerated and become immediately due and payable, time being of the essence, without notice, protest, presentment, or demand upon the happening of anyone of the foregoing specified Events of Default. The failure of the Holder to exercise any acceleration option or the partial exercise thereof shall not constitute a waiver of the right to exercise the same or any other right at another time. Extensions and/or renewals hereof from time to time with or without notice shall not release the liability of the Maker. The Holder shall not be liable for, or prejudiced by, the failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof. The Maker agrees that its liability shall be binding upon its successors and assigns. The Maker agrees to pay all costs of collection:

/s/ Robert W Chance

March 25, 2011

Robert W. Chance

Date

National Automation Services, Inc.